UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR		97070-7777
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 Annual Meeting of Shareholders on May 30, 2012, the Company’s shareholders re-approved the Company’s 2010 Executive Variable Incentive Plan (the “Plan”) to continue to qualify annual bonuses the Company pays to executive officers as “performance-based compensation” that will be fully deductible by the Company. Additional information regarding the Plan is contained in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2012. A copy of the Plan is attached hereto as Exhibit 10.A.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2012 Annual Meeting of Shareholders was held pursuant to notice at 10:00 a.m. Pacific time on May 30, 2012 at our offices in Wilsonville, Oregon to consider and vote upon:

Proposal 1	Election of directors to serve for the ensuing year and until their successors are elected;

Proposal 2	Shareholder advisory vote on executive compensation;

Proposal 3	Re-approval of the Company’s Executive Variable Incentive Plan; and

Proposal 4	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

Eight persons were nominated for election to the eight board positions. Accordingly, under plurality voting, the eight nominees were all elected as directors notwithstanding that certain of the nominees had more votes “withheld” than “for” in the election. The results of the voting for election of directors were as follows:

Proposal 1 Election of Directors	For	Withheld
Keith L. Barnes	72,747,746	21,891,727
Sir Peter L. Bonfield	24,716,679	69,922,794
Gregory K. Hinckley	32,249,008	62,390,465
J. Daniel McCranie	72,580,226	22,059,247
Kevin C. McDonough	24,749,447	69,890,026
Patrick B. McManus	32,291,449	62,348,024
Walden C. Rhines	31,388,402	63,251,071
David S. Schechter	89,936,774	4,702,699

The results of the voting on the other proposals were as follows:

	For	Against	Abstention	Broker Non-Votes
Proposal 2	76,699,851	17,640,794	298,828	9,967,363
Proposal 3	76,558,695	18,029,727	51,051	9,967,363
Proposal 4	103,091,730	1,451,140	63,966	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.A	Executive Variable Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION
(Registrant)

Date: June 5, 2012	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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